November 5, 1999



Bank of America, N.A., Administrative Agent
901 Main Street, 66th Floor
Dallas, Texas  75202
Attn:  Elizabeth Kurilecz

Re: Proposed Sale and Release of certain Assigned Loans owned by AMRESCO Commercial Finance, Inc. ("ACFI") currently pledged to Bank of America, N.A. (formerly NationsBank, N.A.), as Administrative Agent ("Administrative Agent"), pursuant to the Credit Agreement dated as of August 12, 1998, by and among AMRESCO, INC. ("Borrower "), Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders party thereto (the "Lenders "), as amended (the "Credit Agreement")

Ladies and Gentlemen:

This letter sets forth our agreement regarding the application of proceeds from the sale by Borrower and ACFI to Goldman Sachs Credit Partners L.P. ("Purchaser") of the Assigned Loans described on Schedule I attached hereto (the "Subject Loans"). For valuable consideration, including the release pursuant to Section 5.7 of the Credit Agreement of the liens and security interests held by Administrative Agent, on behalf of the Lenders, with respect to the Subject Loans, Borrower agrees as follows:

(1) In accordance with the payoff letter from Administrative Agent to Purchaser dated November 4, 1999, all net proceeds from the sale of the Subject Collateral, as detailed on Schedule II attached hereto, in the amount of $131,163,249.44 (the "Total Payoff")shall be sent by wire transfer directly to the following account with Administrative Agent:

               Bank of America, N.A.
               Dallas, Texas
               ABA #111000012
               Acct #: 1292000883
               Agency Services
               Attn:  AMRESCO

(2) A portion of the Total Payoff, in the aggregate amount of $10,592,500.00, shall be applied as a prepayment on the Term Facility, with a pro rata portion of such amount being paid to each Term Lender as a prepayment on its respective Term Note, in accordance with the Term Loan Percentage of each Term Lender.

(3) The balance of the Total Payoff, in an amount equal to $120,570,749.44, shall be applied to pay the Revolving Credit Facility, with a pro rata portion of such amount being paid to each Revolving Lender in accordance with the Revolving Loan Percentage of each Revolving Lender.

(4) Immediately upon application of the funds from the Total Payoff to the Revolving Facility as provided in paragraph (3) above, the total Revolving Commitment shall be reduced by $84,407,500.00, with such reduction being applied pro rata to the Revolving Loan Commitment Amount of each Revolving Lender, whereupon the Revolving Commitment shall be $448,092,500.00, and the Revolving Loan Commitment Amount of each Revolving Lender shall be as set forth on Schedule I hereto. Such reduction in the Revolving Commitment shall be permanent and subject in all respects to Section 3.6(c) of the Credit Agreement, except that this letter shall satisfy the notice requirements of clause (i) of that Section, and the reduction amount is acceptable under clause (ii) of that Section.

Capitalized terms used but not defined herein shall have the meanings set forth for the same in the Credit Agreement. This letter agreement is delivered to Administrative Agent for the benefit of the Lenders. Borrower understands and acknowledges that the agreements of Borrower contained herein are a substantial inducement to the Administrative Agent, on behalf of the Lenders, to approve the release of the Subject Loans as Collateral under the Credit Agreement.

AMRESCO, INC.


By:
     Barry L. Edwards
     Executive Vice President and
     Chief Financial Officer



AGREED to as of November 5, 1999


BANK OF AMERICA, N.A.,
as Administrative Agent


By:
Name:
Title:



                         SCHEDULE I

Schedule of Loans originated by AMRESCO Funding Corporation and/or AMRESCO Commercial Finance, Inc. to the borrowers identified below:


BORROWER(S)                                    NOTE NUMBERS

1.   North County Broadcasting Corporation      50-3100018
     Orange Broadcasting Corp.                  50-3100122

2.   Brunson Communications, Inc.               50-3100098
     Amina Communications & Technology, Inc.    50-3100099
                                                50-3100100

3.   Davis Broadcasting, Inc. of Columbus       50-3100051
     Davis Broadcasting, Inc. of Augusta        50-3100052
     Davis Broadcasting Inc. of Evans

4.   Davis Broadcasting of Charlotte, Inc.      50-3100053

5.   El Dorado Broadcasting II, Inc.            50-3100093
     El Dorado Communications, Inc.
     El Dorado 108, Inc.
     KQQK, Inc.

6.   Nassau Broadcasting Partners, L.P.         50-3100112
                                                50-3100113

7.   STC Cable Partners I, L.P.                 50-3100119

8.   Universal Broadcasting of New York, Inc.   50-3100080
                                                50-3100081

9.   Bayard H. Walters                          50-3100110
                                                50-3100111
                                                50-0000008
                                                50-3100009
                                                50-0000021




                          SCHEDULE II

               CALCULATION OF NET PURCHASE PRICE

Purchase Price                                                       $134,495,361.49

Adjustments

Add: Advances made from the Cut-off  Date            $2,955,781.61
     to the Closing Date (See Exhibit K)

Less:  Cash receipts from the Cut-off Date to the    (6,935,290.92)
       Closing Date (See Exhibit J)

Less:  Amount  of Borrower's  Expense                  (594,339.08)
       Deposit  and Interest Reserves  Held
       by Assignor on the Closing Date (See
       Exhibit I)

Add:   Interest  on the Purchase  Price  at           1,241,736.34
       10%  from  the Cut-off Date  to  the
       Closing Date ((34 days times the per
       diem  rate  of  $36,848.04424)  less
       ($5,000,000  times10%/365  times  35
       days.))

     Total Adjustments                                               $ (3,332,112.05)
Net Purchase Price                                                   $131,163,249.44